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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                      COMPUTER ASSOCIATES INTERNATIONAL, INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on July 3, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

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[Computer Associates logo]     Press Room

Contacts: COMPUTER ASSOCIATES           CITIGATE SARD VERBINNEN
          Bob Gordon                    Jeanne Donovan/Jonathan Gasthalter
          Public Relations              212-687-8080
          631-342-2391                  JDonovan@sardverb.com/
          bobg@ca.com                   JGasthalter@sardverb.com

          Lisa Savino
          Investor Relations
          631-342-2788
          lisa.savino@ca.com


                  COMPUTER ASSOCIATES FILES PRELIMINARY PROXY STATEMENT

ISLANDIA, N.Y., July 2, 2001 - Computer Associates International, Inc.
(NYSE: CA) announced that it filed its preliminary proxy statement today with the Securities and Exchange Commission. Upon receiving SEC clearance, the proxy statement will be mailed to shareholders of record as of July 5, 2001, in advance of the Company's August 29, 2001 annual meeting. CA's preliminary proxy statement explains why shareholders should elect CA's Board of Directors and not Sam Wyly's slate of nominees at the annual meeting.

Sanjay Kumar, President and Chief Executive Officer of Computer Associates, said, "We believe Sam Wyly's reckless proposals to break up CA simply do not make sense. The Board of Directors firmly believes that a break up of Computer Associates would be harmful to all of our constituencies, including our shareholders, customers and employees. In addition to decreasing the Company's ability to offer integrated software solutions and engage in cross-selling, we believe Mr. Wyly's plan would increase overhead costs, and potentially be disruptive to employees. We believe the best course for the Company is to follow through on the initiatives already put in place, including our new business model, and focus on client service intended to create shareholder value."

At the annual meeting, in addition to electing CA's existing Directors, shareholders will be asked to approve the Company's 2001 Stock Option Plan, which has been approved by CA's Board of Directors, and to ratify KPMG LLP as auditors for fiscal year 2002. CA's top three executives,

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Charles B. Wang, Sanjay Kumar and Russell M. Artzt have agreed that their compensation for fiscal 2002 will be limited to base salary and benefits, and any stock options that may be awarded by the Compensation Committee under the new Plan. This means that these executives will not receive any restricted stock, or cash compensation other than base salary, for fiscal 2002. These individuals received no compensation other than base salary and benefits with respect to fiscal 2001. Performance-based awards were not made to these individuals in fiscal 2001, primarily due to a change in the Company's business model, which changed revenue recognition and resulted in a net loss for the year. In addition, no options were awarded to these individuals for fiscal 2001.

The 2001 Stock Option Plan, which provides for stock option awards to a broad base of CA employees, is being submitted for shareholder approval at the annual meeting. No grants have been made under the Plan, which will only go into effect if approved by shareholders. This Plan replaces the 1991 Stock Incentive program previously in place, which expired in June 2001. The 7.5 million shares available to be issued under the new Plan is equivalent to the number of shares that were unused in the previous plan prior to its expiration. If approved by shareholders, the new Plan will terminate on the third anniversary of the 2001 annual meeting.

Computer Associates intends to begin soliciting votes from its shareholders as soon as the proxy materials become effective.

IMPORTANT INFORMATION

Computer Associates plans to file a proxy statement with the Securities and Exchange Commission relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents will be available for free at www.sec.gov. You may also obtain a free copy of Computer Associates' proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at www.ca.com. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the soliciting materials on Schedule 14A filed by Computer Associates with the SEC.

ABOUT COMPUTER ASSOCIATES

Computer Associates International, Inc. (NYSE: CA) delivers The Software That Manages eBusiness. CA's world-class solutions address all aspects of eBusiness process management, information management, and infrastructure management in six focus areas: enterprise management, security, storage, eBusiness transformation and integration, portal and knowledge management, and predictive analysis and visualization. Founded in 1976, CA serves organizations in more than 100 countries, including 99 percent of the Fortune 500 companies. For more information, please visit http://ca.com.

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-C- 2001 Computer Associates International, Inc.  One Computer Associates
Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.